                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         Name                                   State of Incorporation
         ----                                   ----------------------
         Longtimber Company of Oregon           Oregon
         Longfibre Limited                      Barbados